UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 17, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
SIGNATURE

1.01 Entry into a Material Definitive Agreement

     On February 17, 2005, the Board of Directors of WCI Communities, Inc. approved a retirement compensation package for Alfred Hoffman, Jr. The terms of the package include that Mr. Hoffman will: (i) continue to receive his current base salary, which for 2004 was $1,292,400 per year, through the date of his retirement at the Annual Meeting of Shareholders, May 18, 2005 (the “Retirement Date”); (ii) receive a pro rata share through the Retirement Date of the 2005 bonus eligible to be paid to the Chief Executive Officer of the Company as a result of operations during 2005, which bonus is determined by a calculation made at the end of fiscal year 2005 in accordance with the Company’s Management Incentive Compensation Plan; (iii) receive a special $2.5 million cash bonus on the Retirement Date; (iv) receive payment of annual compensation for serving as Chairman of the Board of Directors in the amount of $750,000 commencing on the Retirement Date; (v) continue to be able to use the automobile leased for him by the Company under the same terms and conditions as now existing for twelve (12) months from the Retirement Date; (vi) be permitted to continue to use his office and executive assistant for twelve (12) months from the Retirement Date; (vii) receive COBRA insurance benefits during the 18 months COBRA-eligible period after the Retirement Date; and (viii) have lifetime access to all WCI-controlled clubs as a participant under the Company’s Executive Golf Program, in effect from time to time.

     The information being furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

Dates: February 22, 2005	By:	/s/ Vivien N. Hastings

		Name:	Vivien N. Hastings
		Title:	Senior Vice President